UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 23, 2015

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01 Entry Into Material Definitive Agreements.
Credit Agreement. On December 23, 2015, Pioneer Financial Services, Inc., a Missouri corporation and the registrant (the "Company") and certain of its subsidiaries (together with the Company, the "Borrowers," "we," "us" or "our," each a "Borrower") entered into a Credit Agreement (the "Credit Agreement") with various financial institutions referenced in the Credit Agreement (the "Lenders"), and The PrivateBank and Trust Company ("Agent") as administrative agent for the Lenders and as syndication agent. Under the Credit Agreement, the Lenders have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth therein.
A brief description of the material terms of the Credit Agreement is set forth below. Such description is subject in its entirety to the actual terms of the Credit Agreement, which is filed with this current report on Form 8-K as Exhibit 4.1 and incorporated by reference herein.
The Credit Agreement will terminate on December 21, 2018 or earlier, if certain events occur. The Credit Agreement gives the Company access to funding from the Lenders, who are committed severally, but not jointly, to making loans on a revolving basis from time to time, until such Lender’s commitment is terminated, pursuant to certain terms contained therein. Each revolving loan will be divided into tranches which will either be a (i) loan that bears interest at or by reference to the Base Rate (as defined in the Credit Agreement) or (ii) a loan that bears interest at a rate determined by reference to LIBOR.
The Credit Agreement also provides that advances, in the form of swing line loans may be made to the Company, at the discretion of a Lender, in lieu of revolving loans, pursuant to specific terms and conditions set forth therein. Making a swing line loan will not relieve a Lender of its obligations to make revolving loans under the Credit Agreement.
Under the Credit Agreement, we are subject to certain financial covenants that require that we, among other things, maintain specific financial ratios and satisfy certain financial tests. In part, these covenants require us to: (1) maintain a minimum loss reserve amount, (2) maintain certain average cash collection percentages, (3) maintain a minimum fixed charge coverage ratio, (4) maintain leverage ratios below a maximum, and (5) limit the amount and type of additional debt we issue. There are also certain restrictions on the amount and timing of dividends we may pay.
The breach of any of these covenants or other terms of the Credit Agreement could result in an event of default under the Credit Agreement. If an event of default occurs (other than an event of default relating to any Borrower's insolvency, receivership, bankruptcy or similar proceeding) and, after notice, is not timely cured, the Agent may declare the entire principal amount of all loans made pursuant to the Credit Agreement with interest immediately due and payable. If an event of default relating to any Borrower's insolvency, receivership, bankruptcy or similar proceeding occurs and is not timely cured, the entire outstanding principal and unpaid interest due on the loans made pursuant to the Credit Agreement and all of the other obligations of the Borrowers thereunder shall automatically become immediately due and payable.
Amended and Restated Non-Recourse Loan Sale and Master Services Agreement. Concurrently, in connection with the execution of the Credit Agreement, the Company and certain affiliated entities (collectively, the “Purchasers”) entered into the Fifth Amended and Restated Non-Recourse Loan Sale and Master Services Agreement (“LSMS Agreement”) with MidCountry Bank, FSB (“MidCountry Bank”) and the Agent,. The LSMS Agreement replaced and superseded the Fourth Amended and Restated Non-Recourse Loan and Sale and Master Services Agreement dated November 17, 2014, between the Company, MidCountry Bank, Pioneer Funding, Inc., and other affiliated entities, and UMB Bank, N.A., as agent.
A brief description of the material terms of the LSMS Agreement is set forth below. Such description is subject in its entirety to the actual terms of the LSMS Agreement which is filed with this current report on Form 8-K as Exhibit 10.1 and incorporated by reference herein. The LSMS Agreement will remain in effect until either party terminates it in accordance with the terms of the LSMS Agreement.
Under the LSMS Agreement, MidCountry Bank plans to originate, without recourse to MidCountry Bank (unless loans are originated in violation of applicable law), military consumer loans in the same manner as the Company originated such loans and in accordance with MidCountry Bank's credit policy and the continuing Purchasing guidelines of the Company (such loans, being the “Loans”). MidCountry Bank will then sell the Loans without recourse to one or more of the Purchasers. The Purchasers have the exclusive right to purchase the Loans. Payment for the Loans shall be settled on a daily basis. MidCountry Bank may also originate loans for its own account (and not for the sale to the Purchasers).
In connection with purchasing the Loans, the Company will pay MidCountry Bank a loan origination fee in the amount of $25.00 for each Loan originated by MidCountry Bank and purchased by the Company. Under the LSMS Agreement, MidCountry Bank will also provide us with various services, including consumer loan servicing (the “Services”). On a monthly basis, the Company will pay MidCountry Bank a base fee in the amount of $41,666.67, a servicing and management fee in an amount equal to 7.4% of the outstanding principal balance of the Loans as of the last day of each month and a collections fee equal to 34% of amounts collected on charged-off accounts. The Company will also pay a monthly fee equal to 125% of the actual cost for marketing and business development services. MidCountry Bank will also retain a portion of ancillary product revenue in accordance with its Affiliate Fee Sharing Agreement dated September 29, 2014, and will also retain all late charges and fees charged for insufficient borrower funds that are collected on accounts serviced.
To facilitate MidCountry Bank's servicing of the military consumer loans and retail installment contracts, the Company has granted MidCountry Bank during the term of the LSMS Agreement (1) the non-exclusive rights to use certain intellectual properties, including its trade names and service marks, and (2) the non-exclusive right to use its Consumer Lending Platform(s) or such other system or systems as may be used by MidCountry Bank and/or the Company from time to time and all associated hardware and software. The Company has retained ownership of these items.
If the LSMS Agreement is terminated or the Company is in default under the Credit Agreement, Agent may retain MidCountry Bank to perform loan maintenance and collection services on all notes securing the obligations owned by the Company for a monthly service charge equal to 110% of MidCountry Bank’s actual cost of providing such services. Agent may also request that MidCountry Bank transfer possession and use of the Consumer Lending Platform(s) or other systems being used by MidCountry Bank and all the related hardware and software and all documents, instruments and records pertaining to outstanding notes securing the obligations owned by the Company to Agent or its designee. MidCountry Bank shall allow the Agent to employ or otherwise use the services of all of MidCountry Bank’s employees reasonably necessary to service and collect outstanding notes securing obligations owned by the Company and must cooperate with Agent to sell or transfer such notes.
Item 9.01 Financial Statements and Exhibits.

Pursuant to the rules and regulations of the SEC, the Company has filed certain agreements as exhibits to this current report on Form 8-K. These agreements may contain representations, warranties and covenants by the parties and other factual information about us, MidCountry Bank or MCFC or their respective businesses or operations. These representations, warranties covenants and other factual statements (1) have been made solely for the benefit of the other party or parties to such agreements; (2) were made only as of the date of such agreements or such other date(s) as expressly set forth in such agreements and are subject to more recent developments, which may not be fully reflected in our public disclosure, (3) may have been subject to qualifications with respect to materiality, knowledge and other matters, which qualifications modify, qualify and create exceptions to the representations, warranties and covenants in the agreements, (4) may be qualified by disclosures made to such other party or parties in connection with signing such agreements, which disclosures contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants in such agreements, (5) have been made to reflect the allocation of risk among the parties to such agreements rather than establishing matters as facts, and (6) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations, warranties, covenants and statements of act should not be relied upon by investors as they may not describe our actual state of affairs as of December 23, 2015 or as of the date of filing this current report on Form 8-K.

Exhibit No.	Description of Exhibit
4.1
Credit Agreement, dated as of December 23, 2015, among Pioneer Financial Services, Inc., Pioneer Funding, Inc., PSLF, Inc., Pioneer Services Sales Finance, Inc., Pioneer Military Insurance Company, the various financial institutions party hereto, and The PrivateBank and Trust Company.

10.1
Fifth Amended and Restated Non-Recourse Loan Sale and Master Services Agreement, dated as of December 23, 2015, by and among MidCountry Bank, FSB, Pioneer Financial Services, Inc., Pioneer Funding, Inc., PSLF, Inc., Pioneer Services Sales Finance, Inc., Pioneer Military Insurance Company, and The PrivateBank and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

/s/ Timothy L. Stanley	Chief Executive Officer, Vice Chairman of the	December 30, 2015
Timothy L. Stanley	Board (Principal Executive Officer)